UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

GENERAL FORM FOR REGISTRATION OF SECURITIES
Under Section 12(b) or (g) of the Securities Exchange Act of 1934

Sierra Resource Group, Inc.
(Exact Name of Small Business Issuer in its Charter)

Date of earliest event reported:
October 12, 2011

Nevada	000-25301	88-0413922
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123
 (Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (702) 462-7285

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

At its annual meeting of the stockholders on April 21, 2011 a majority of stockholders of Sierra Resource Group Inc. (the “Company”) approved the Copper Cathode Sale and Purchase Agreement (the “Agreement”) by and between the Company and Harmony Mining Ltd. (“Harmony”).

 Effective October 12, 2011 This Agreement has been terminated by mutual agreement between the Company and Harmony. All prior terms of this agreement are void and no longer valid. Both parties agreed to mutually release the other without any recourse against the other.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIERRA RESOURCE GROUP, INC.

Date: October 14, 2011	By:	/s/ J. Rod Martin
J. Rod Martin
Chief Executive Officer